Exhibit 10.01

FIFTH AMENDMENT TO LOAN AND SECURITY AGREEMENT

        Fifth Amendment dated as of August 28, 2006 to Loan and Security Agreement (the “Fifth Amendment”), by and between SWANK, INC., a Delaware corporation (the “Borrower”) and WELLS FARGO FOOTHILL, INC. (the “Lender”), amending certain provisions of the Loan and Security Agreement dated as of June 30, 2004 (as amended and in effect from time to time, the “Agreement”) by and between the Borrower and the Lender. Terms not otherwise defined herein which are defined in the Agreement shall have the same respective meanings herein as therein.

        WHEREAS, the Borrower and the Lender have agreed to modify certain terms and conditions of the Agreement as specifically set forth in this Fifth Amendment;

        NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

        §1.        Amendment to Section 1 of the Agreement. Section 1 of the Agreement is hereby amended as follows:

        (a)        The definition of “Applicable Prepayment Premium” contained in Section 1.1 of the Agreement is hereby amended by deleting such definition in its entirety and restating it as follows:

“Applicable Prepayment Premium” means, as of any date of determination, an amount equal to (a) during the period from and after the date of the execution and delivery of this Agreement up to the date that is the first anniversary of the Closing Date, 5% times the Maximum Revolver Amount as in effect on the date of such repayment, (b) during the period from and including the date that is the first anniversary of the Closing Date up to the date that is the second anniversary of the Closing Date, 4% times the Maximum Revolver Amount as in effect on the date of such repayment, (c) during the period from and including the date that is the second anniversary of the Closing Date up to the date that is the third anniversary of the Closing Date, 3% times the Maximum Revolver Amount as in effect on the date of such repayment, (d) during the period from and including the date that is the third anniversary of the Closing Date up to the date that is the fourth anniversary of the Closing Date, 2% times the Maximum Revolver Amount as in effect on the date of such repayment, and (e) during the period from and including the date that is the fourth anniversary of the Closing Date up to the date which is 90 days prior to the Maturity Date, 1% times the Maximum Revolver Amount as in effect on the date of such repayment.

        (b)        The definition of “Borrowing Base” contained in Section 1.1 of the Agreement is hereby amended by deleting subparagraph (b)(i) of such definition in its entirety and restating it as follows:

(i) $11,000,000 (the “Inventory Cap”), provided,however, to the extent that the ratio of Eligible Accounts to Eligible Inventory is less than 1.00:1.00 at any time during the months of July, August or September, or less than 1.11:1.00 at any time during any other month, then the Inventory Cap shall be reduced to an amount which would permit the Borrower to comply with such ratio during such applicable period.

        (c)        The definition of “Eligible Accounts” contained in Section 1.1 of the Agreement is hereby amended by deleting paragraph (i) of such definition in its entirety and restating it as follows:

(i) Accounts with respect to (i) an Account Debtor other than The Marmaxx Group, Federated and The May Department Stores Company on a combined basis (hereinafter referred to on such combined basis as “Federated/May”), Target, Kohls, J.C. Penney Company, Inc. and Ross Stores, Inc., whose total obligations owing to Borrower exceed 10% (such percentage, as applied to a particular Account Debtor, being subject to reduction by Lender in its Permitted Discretion if the creditworthiness of such Account Debtor deteriorates) of all Eligible Accounts, to the extent of the obligations owing by such Account Debtor in excess of such percentage; (ii) an Account Debtor which is Ross Stores, Inc., whose total obligations owing to Borrower exceed 15%(such percentage, as applied to a particular Account Debtor, being subject to reduction by Lender in its Permitted Discretion if the creditworthiness of such Account Debtor deteriorates) of all Eligible Accounts, to the extent of the obligations owing by such Account Debtor in excess of such percentage; (iii) an Account Debtor which is any of J.C. Penney Company, Inc., Target and/or Kohls, whose total obligations owing to Borrower exceed 20% (such percentage, as applied to a particular Account Debtor, being subject to reduction by Lender in its Permitted Discretion if the creditworthiness of such Account Debtor deteriorates) of all Eligible Accounts, to the extent of the obligations owing by such Account Debtor in excess of such percentage; or (iv) an Account Debtor which is any of The Marmaxx Group or Federated/May, whose total obligations owing to Borrower exceed 30%(such percentage, as applied to a particular Account Debtor, being subject to reduction by Lender in its Permitted Discretion if the creditworthiness of such Account Debtor deteriorates) of all Eligible Accounts, to the extent of the obligations owing by such Account Debtor in excess of such percentage; provided, however, that, in each case, the amount of Eligible Accounts that are excluded because they exceed the foregoing percentage shall be determined by Lender based on all of the otherwise Eligible Accounts prior to giving effect to any eliminations based upon the foregoing concentration limit;

    (d)        The definition of “Maximum Revolver Amount” contained in Section 1.1 of the Agreement is hereby amended by deleting such definition in its entirety and restating it as follows:

“Maximum Revolver Amount” means (a) from the Closing Date through and including August 31, 2006, $25,000,000; (b) from September 1, 2006 through and including December 31, 2006, $28,000,000; and (c) from and after January 1, 2007, $25,000,000.

        §2.        Amendment to Section 2 of the Agreement. Section 2.10(a) of the Agreement is hereby amended by inserting immediately after the words “an unused line fee in an amount equal to ½% per annum times the result of (i) the Maximum Revolver Amount” the words “as in effect for the immediately preceding calendar month”

        §3.        Conditions to Effectiveness. This Fifth Amendment shall not become effective until the Lender receives the following:

        (a)        a counterpart of this Fifth Amendment, executed by the Borrower and the Lender; and

        (b)        payment in cash of an amendment fee of $35,000.

        §4.        Representations and Warranties. The Borrower hereby repeats, on and as of the date hereof, each of the representations and warranties made by it in Section 5 of the Agreement (except to the extent of changes resulting from transactions contemplated or permitted by the Agreement and the other Loan Documents and changes occurring in the ordinary course of business that singly or in the aggregate are not materially adverse, and to the extent that such representations and warranties relate expressly to an earlier date), provided, that all references therein to the Agreement shall refer to such Agreement as amended hereby. In addition, the Borrower hereby represents and warrants that the execution and delivery by the Borrower of this Fifth Amendment and the performance by the Borrower of all of its agreements and obligations under the Agreement as amended hereby are within the authority of the Borrower and have been duly authorized by all necessary action on the part of the Borrower.

        §5.        Ratification, Etc. Except as expressly amended hereby, the Agreement, the other Loan Documents and all documents, instruments and agreements related thereto are hereby ratified and confirmed in all respects and shall continue in full force and effect. The Agreement and this Fifth Amendment shall be read and construed as a single agreement. All references in the Agreement or any related agreement or instrument to the Agreement shall hereafter refer to the Agreement as amended hereby.

        §6.        No Waiver. Nothing contained herein shall constitute a waiver of, impair or otherwise affect any Obligations, any other obligation of the Borrower or any rights of the Lender consequent thereon.

        §7.        Counterparts. This Fifth Amendment may be executed in one or more counterparts, each of which shall be deemed an original but which together shall constitute one and the same instrument.

        §8.        Governing Law. THIS FIFTH AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS (WITHOUT REFERENCE TO CONFLICT OF LAWS).

        IN WITNESS WHEREOF, the parties hereto have executed this Fifth Amendment as a document under seal as of the date first above written.

SWANK, INC.

By: /s/ Jerold R. Kassner
Name: Jerold R. Kassner
Title: Senior Vice President

WELLS FARGO FOOTHILL, INC.,
a California corporation, as Lender

By: /s/ Andrew T. Furlong, III
Name: Andrew T. Furlong, III
Title: Vice President